UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite C, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 10, 2006, CallWave, Inc., a Delaware corporation (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its principal independent auditors to audit the Company’s financial statements for the year ending June 30, 2007. The decision to dismiss E&Y was approved by the Company’s Audit Committee and Board of Directors.

The reports of E&Y on the financial statements of the Company for fiscal years ended June 30, 2005 and June 30, 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended June 30, 2005, E&Y and Company management had a disagreement regarding whether to use “sell-through” or “sell-in” accounting treatment for the shipment of certain products. That matter was resolved to the satisfaction of E&Y. Except for the foregoing, during the Company’s fiscal years ended June 30, 2005 and June 30, 2006, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved in satisfaction of E&Y, would have caused E&Y to make reference to the subject of that disagreement in its reports on the Company’s financial statements for those fiscal periods.

During the Company’s fiscal year ended June 30, 2005, E&Y advised the Company of “significant deficiencies” in internal controls by reason of there being limited documentation that the Company’s finance department had considered elements of new transactions that may affect the reporting of those transactions, and because the Company may be relying too significantly on its income tax preparer in calculating the Company’s tax provision. The Company subsequently implemented a new transaction approval process that included earlier finance department participation in new transactions, and engaged an additional consultant to assist with the calculation of the Company’s tax provision. E&Y advised the Company that with respect to the Company’s fiscal year ended June 30, 2006, the Company had a “significant deficiency” in internal controls that should be addressed by hiring additional staff with the capability to understand the accounting consequences of unusual terms and conditions that arise in employment arrangements. The Company believes that its new Controller, who commenced employment after the end of that fiscal year, provides that capability. Except for the foregoing, during the fiscal years ended June 30, 2005 and June 30, 2006, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided E&Y with a copy of the disclosures made herein and requested E&Y to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements in this Item 4.01(a).

(b) On October 10, 2006, Mayer Hoffman McCann P.C. (“MHM”) was engaged as the Company’s new principal independent accountants to audit the Company’s financial statements for the current fiscal year. The Audit Committee approved the engagement of MHM after conducting a review of candidate accounting firms and made the decision to engage MHM.

During the two most recent fiscal years and the interim period preceding the engagement of MHM, the Company has not consulted with MHM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and MHM did not provide a written report or oral advice to the Company which MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event,” as those terms are used in Item 304(a)(1)(iv) and (v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Ernst & Young LLP, dated October 16, 2006 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC., a Delaware corporation

Date: October 16, 2006	By:	/s/ Mark Stubbs
Mark Stubbs Chief Financial Officer